KonaTel Reports Fiscal Year 2020 Results

Company Delivers First Full Year of Positive Net Income

Increase in Revenue, Gross Profit and Cash Flow from Operations

DALLAS, April 9, 2021 /PRNewswire/ -- KonaTel, Inc. (OTCMKTS: KTEL) (www.konatel.com), a voice/data communications holding company, today announced financial results for twelve month period ended December 31, 2020.

Full Fiscal Year 2021 Financial Summary and Highlights

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Revenues of $9.35 million, up 2.0% compared to the year ended December 31, 2019, due to increasing work-from-home usage trends and strong organic growth in its Hosted Services business.

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Gross profit increased by 23.2% compared to the year ended December 31, 2019 reflecting a continued focus on Hosted Services, which grew over 84% compared to the year ended December 31, 2019.

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Net Income of $238,618 or $0.01 per share, compared to a net loss of $(1,584,904), or $(0.04) per share in the year ended December 31, 2019.

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Cash and short-term assets increased 103%.

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Company uplisted from OTC Pink Sheets to OTCQB in December 2020.

"We are pleased to report our first full year of positive net income as a public company as we exhibited strong year over year growth in revenues, gross profit, and operating income," stated KonaTel Chairman and CEO Sean McEwen. "As we indicated last quarter, we are extremely focused on high margin, sustainable business that can drive scale and cash flow. To that end, we enjoyed strong growth in our CPaaS hosted services business, and emphasized its performance over retaining legacy mobile services revenues that contribute little to our bottom line. Going forward we will continue to grow our Hosted Services business through a combination of strong organic sales and potential commercial partnerships."

Balance Sheet

The Company ended the year with $715,195 in cash, compared to $191,474 in cash on December 31, 2019. Long term debt was $165,399 versus $63,545 on December 31, 2019.

Update on Listing

The Company successfully completed its uplisting to OTC Markets Group Inc.'s OTCQB® Venture Market ("OTCQB") in December of 2020. "Our recent OTCQB uplisting was an important milestone in our efforts to increase investor awareness, visibility, and trading liquidity around our public shares," stated Sean McEwen. "Our ultimate goal is a further uplisting to a major exchange such as NASDAQ or NYSE which we will continue to pursue."

About KonaTel

KonaTel provides a variety of retail and wholesale telecommunications services including mobile voice/text/data service supported by national U.S. mobile networks, mobile numbers, SMS/MMS services, IoT mobile data service, and a range of hosted cloud services. KonaTel's subsidiary, Apeiron Systems (www.aperion.io), is a global cloud communications service provider employing a dynamic "as a service" (CPaaS/UCaaS/CCaaS/PaaS) platform. Apeiron provides voice, messaging, SD-WAN, and platform services using its national cloud network. All Apeiron's services can be accessed through legacy interfaces and rich communications APIs. KonaTel's other subsidiary, Infiniti Mobile (www.infinitimobile.com), is an FCC authorized wireless Lifeline carrier with an FCC approved wireless Lifeline Compliance Plan, authorized to provide government subsidized cellular service to low-income Americans.  KonaTel is headquartered in Plano, Texas.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of the disclosures contained in the filings of KonaTel and its "forward-looking statements" in such filings that are contained in the EDGAR Archives of the SEC at www.sec.gov.